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                                                                EXHIBIT 10.22

                             COINVESTORS AGREEMENT


         In order to induce State Employees Retirement Fund of the State of Delaware and Trust for Defined Benefit Plan of ICI American Holdings Inc. (collectively, the "Investors") to enter into a Securities Purchase Agreement (the "Purchase Agreement") dated July 23, 1991 with Educational Medical, Inc. (the "Company"), the undersigned (collectively, the "Shareholders") and the Company hereby agree with the Investors, and in order to induce the Shareholders to consent to certain matters relating to the investment by the Investors, the Investors and the Company hereby agree with the Shareholders, all as follows:

         1. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement. The term "beneficially own" (or variations thereof) shall have the meaning ascribed thereto in Rule 13d-3 under the Exchange Act.

         2.      So long as the Investors collectively hold or beneficially own
(a) $750,000 aggregate principal amount of Notes (the "Minimum Principal Amount") or (b) if the Minimum Principal Amount is not outstanding, 150,000 shares of Common Stock issued or issuable upon exercise of the Warrants (the "Warrant Common Stock"), such Investors shall be entitled to select one representative (the "Representative") on the Company's Board of Directors, and the Shareholders agree to vote all voting securities of the Company held or beneficially owned by them in favor of such representative. Such Representative shall be designated by Investors beneficially owning or holding a majority of (a) the outstanding aggregate principal amount of the Notes, or
(b) the Warrant Common Stock, if the Minimum Principal Amount is not outstanding ("Majority Holders"), by written notice given to the Company's Secretary, which
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notice shall be effective until revoked or modified in writing by the Majority
Holders or the provisions of this section are no longer effective because of the repayment or disposition of the relevant Securities. In connection with this Section, the Shareholders shall be entitled to rely on any notice given by Pecks Management Partners Ltd. on account of any Investor.

         3.      (a)      Until the earlier to occur of (x) consummation of an
Initial Public Offering of equity securities of the Company (and expiration of any lock-up periods imposed by underwriters in connection therewith) or (y) a Private Parallel Exit Opportunity (as defined below), the Shareholders shall not sell) contract to sell or otherwise dispose of, directly or indirectly, any shares of Common Stock, or options, rights or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for Common Stock except (i) by gift, devise or transfer to a custodian, liquidating trustee or other entity empowered to liquidate, dissolve or wind up any of the Shareholders ("a Liquidator"), provided the donee or beneficiary thereof or (except as provided in clause (iv) below) Liquidator agrees to be bound by this Coinvestors Agreement, (ii) pursuant to repurchase agreements with employees of the Company which give the Company the right, but not the obligation, to repurchase Common Stock upon termination of the employees employment with the Company, (iii) if one Shareholder purchases shares held or beneficially owned by another Shareholder, provided that such shares in the hands of such purchasing Shareholder shall continue to be subject to this Section 3(a) or
(iv) in the event of dissolution, liquidation and wind-up of Investech, L.P. ("Investech"), the general partner or Liquidator of Investech may, in its discretion, (x) distribute the equity securities held by Investech to Investech's general and limited partners free and clear of the terms and provisions hereof or (y) sell all equity securities held by Investech to a third-party buyer who shall be reasonably acceptable to the Company's Board of Directors and the Representative
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individually, provided that any such buyer shall continue to be bound by this
Coinvestors Agreement.

                 (b) "Private Parallel Exit Opportunity" means a sale or disposition of Common Stock held or beneficially owned by a Shareholder or Shareholders in which the Investors are offered the opportunity to sell or dispose of a Pro Rata Amount (as defined below) of Common Stock held or beneficially owned by the Investors.

                 (c) "Pro Rata Amount" shall be determined for each Investor with respect to a proposed sale or disposition of Common Stock held or beneficially owned by a Shareholder, by multiplying (i) the aggregate amount of Common Stock held or beneficially owned and being sold or disposed of by such Shareholder by (ii) a fraction of which (x) the numerator is the aggregate amount of Common Stock held or beneficially owned by such Investor and (y) the denominator is the aggregate amount of Common Stock held or beneficially owned by all Investors and the Shareholder or Shareholders contemplating making such sale or disposition. In making such computation, each amount shall be determined as of the time immediately before such sale or disposition.

         4.      Shareholders' Put and Distribution of Put Amounts.

                 (a)      (i)     The Company agrees that, if and when an
Investor exercises its right to payment under subparagraph 6B(iii) of the Purchase Agreement, each Shareholder (including, for purposes of this Section 4, the constituent partners of Investech, L.P. or any Liquidator of a Shareholder or any donee of beneficiary under Section 3 (a) (i) hereof) shall have, subject to compliance with paragraph (ii) below, the right to require the Company to purchase from such shareholder all of the following securities, if held or beneficially owned by such Shareholder at the time of such exercise, at the following respective prices: (x) shares of Cumulative Convertible
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Preferred Stock at $6.66 per share; and (y) shares of Common Stock into which shares of Cumulative Convertible Preferred Stock have been converted, at the conversion price paid when such shares of Cumulative Convertible Preferred Stock were converted. Any such purchase amounts are hereinafter referred to as "Shareholders Put Amounts." The aggregate Shareholders Put Amounts payable hereunder to all Shareholders shall not exceed $6,793,200. If, prior to the payment or distribution of any Shareholders Put Amounts under Section 4(b) below, any Shareholder sells or otherwise disposes of (A) any shares of Cumulative Convertible Preferred Stock at a price greater than $6.66 per share or (B) any shares of Common Stock into which Cumulative Convertible Preferred Stock has been converted at a price greater than the conversion price paid when such Cumulative Convertible Preferred Stock was converted, then the aggregate amounts in excess of such $6.66 price or conversion price shall be credited to such Shareholder's Put Amount and shall be deemed paid and distributed to such Shareholder for purposes of this Section 4.

                          (ii)    The Company agrees to give each Shareholder
reasonably prompt notice of an exercise pursuant to subparagraph 6B(iii) of the Purchase Agreement. Upon receipt of such notice, each Shareholder shall have 5 days to advise the Company in writing of its desire to require a purchase under the foregoing paragraph (i).

                 (b) The parties hereto agree that any amounts due and payable to the Investors pursuant to subparagraph 6B(iii) of the Purchase Agreement ("Investors Put Amounts") and any Shareholders Put Amounts shall be paid and distributed by the Company in the following order and priority:

                          (i)     50% of the Investors Put Amounts shall be
paid and distributed by the Company to the Investors immediately;
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                          (ii)    immediately thereafter, all Shareholders Put
Amounts shall be paid and distributed by the Company to the Shareholders; and

                          (iii)   immediately thereafter, the remaining
Investors Put Amounts shall be paid and distributed by the Company to the Investors.

         5. Successors and Assigns. This Agreement shall be binding on the Investors successors and assigns, and the Investors agree not to sell, transfer, or assign the Warrants unless the successor or assign specifically agrees to be bound by the provisions of this Agreement.
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         IN WITNESS WHEREOF, the undersigned have executed and delivered, or caused their authorized officer to execute and deliver, this Coinvestors Agreement as of July 1991. SPROUT CAPITAL V
SPROUT TECHNOLOGY FUND, L.P.

By:                                        By:
   -------------------------------             --------------------------------

INVESTECH, L.P.                            DLJ VENTURE CAPITAL FUND II

By:                                        By:
   -------------------------------            ---------------------------------

LAWRENCE, TYRRELL, ORTALE
& SMITH


By:
   -------------------------------         ------------------------------------
         Gary D. Kerber                    Gary D. Kerber

EDUCATIONAL MEDICAL, INC.

By:
   -------------------------------
    Name:
    Title:

STATE EMPLOYEES' RETIREMENT FUND
OF THE STATE OF DELAWARE

By:  Pecks Management Partners Ltd.,
     its Investment Adviser

     By:
        --------------------------
           Robert J. Cresci
           Managing Director

TRUST FOR DEFINED BENEFIT PLAN
OF ICI AMERICAN HOLDINGS, INC.

By:  Pecks Management Partners Ltd.,
     its Investment Adviser

     By:
        --------------------------
           Robert J. Cresci
           Managing Director